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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Sterling Chemicals, Inc. on Form S-4 of our reports dated December 4, 1998 (December 17, 1998 as to Notes 4, 11, and 12) on the financial statements of Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. and our report dated September 17, 1999 on the financial statements of Sterling Chemicals U.S. Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Houston, Texas
September 21, 1999